UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2012

HKN, INC.

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200
Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

We have previously reported that during 2010 we loaned to Global Energy Development PLC (“Global”) the amount of $5 million under a senior secured loan and security agreement.  This loan matures on September 14, 2012 and bears interest at the annual rate of 10.5%.  Global is a Latin America focused petroleum exploitation, development and production company with operations in Colombia and Peru. In addition to our ownership of 34% of Global’s ordinary shares, one of our directors serves as a director of Global.

On January 31, 2012, we entered into an additional loan agreement with Global for the principal amount of $12 million.  This loan matures on September 30, 2013 and bears interest at an annual rate of 10.5%. The loan is currently unsecured, but HKN can require Global to provide adequate collateral security in the event of a material adverse effect.  Global will also pay to HKN a 1.75% transaction fee of approximately $210,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 1, 2012	HKN, Inc.

		By:	/s/ Sarah B. Gasch
Sarah B. Gasch
Senior Vice President — Operations
Chief Financial Officer